Exhibit 99.1

GRAINGER Announces The Initiation of Quarterly Conference Calls

CHICAGO, February 8, 2017 - Grainger (NYSE:GWW) today announced plans to begin hosting live quarterly conference calls beginning with the release of first quarter 2017 results scheduled for April 18, 2017. The calls will be hosted by DG Macpherson, Chief Executive Officer and Ron Jadin, Senior Vice President and Chief Financial Officer. As part of this change, and consistent with its focus on managing the business for the long term, Grainger will discontinue its practice of reporting monthly sales results. Quarterly conference calls for 2017 are scheduled to take place at 10:00 a.m. Central time on the following dates:
Tuesday, April 18, 2017
Wednesday, July 19, 2017
Tuesday, October 17, 2017
Wednesday, January 24, 2018

Calls will be webcast live and can be accessed via Grainger’s Investor Relations website, www.grainger.com/investor. An online archive of the webcast will be available for 90 days following each event.

About Grainger
W.W. Grainger, Inc., with 2016 sales of $10.1 billion, is North America’s leading broad line supplier of maintenance, repair and operating products (MRO), with operations also in Europe, Asia and Latin America.

Visit www.grainger.com/investor to view information about the company, including the Grainger Fact Book and Corporate Social Responsibility report.

Contacts:

Media:	Investors:
Joseph Micucci	Laura Brown
Director, External Relations	SVP, Communications & Investor Relations
O: 847-535-0879	O: 847-535-0409
M: 847-830-5328	M: 847-804-1383

Grainger Media Relations Hotline	William Chapman
847-535-5678	Sr. Director, Investor Relations
O: 847-535-0881
M: 847-456-8647

Michael Ferreter
Sr. Manager, Investor Relations
O: 847-535-1439
M: 847-271-6357

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